CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 4 to the Registration Statement No. 333-185205, as amended, on Form N-2 of our report dated January 9, 2013 relating to the financial statements of BlackRock Multi-Sector Income Trust appearing in the Statement of Additional Information, and to reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, both of which are part of such Registration Statement.

/s/    Deloitte & Touche LLP

Boston, Massachusetts

February 22, 2013